Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
Golden Valley, MN 55416
763 545 1730 Tel
763 656 5204 Fax

News Release
Pentair’s Fourth Quarter 2005 EPS Gains 15%, or 24% Excluding the Impact of Stock
Option Expensing, on 12% Higher Sales

	Including Stock Option Expensing				Excluding Stock Option Expensing
	Q4 2005		YTD 2005		Q4 2005		YTD 2005
Continuing
Operations	Amount	Change	Amount	Change	Amount	Change	Amount	Change

Earnings per Share	$0.38	15%	$1.80	33%	$0.41	24%	$1.92	42%
Net Sales	$732.1M	12.4%	$2,946.6M	29.3%	$732.1M	12.4%	$2,946.6M	29.3%
Operating income	$66.9M	7.8%	$323.1M	30.7%	$70.8M	14.2%	$339.5M	37.3%
Operating margins	9.1%	(40 bps)	11.0%	10 bps	9.7%	20 bps	11.5%	60 bps
Free cash flow	$114.1M		$201.3M		$114.8M		$210.0M
GOLDEN VALLEY, Minn. — February 2, 2006 — Pentair (NYSE: PNR) today announced its fourth quarter 2005 results, highlighting earnings per share (EPS) from continuing operations of $0.38, an increase of 15 percent, on sales of $732.1 million, a gain of 12 percent. Excluding the impact of stock options expensing (SOE), EPS of $0.41 gained 24 percent in the quarter. Pentair’s FY2005 EPS from continuing operations gained 33 percent on a sales gain of 29 percent. Excluding the impact of SOE, EPS gained 42 percent in the year.
Pentair announced on December 19, 2005, that it would early adopt SFAS 123R for Share-Based Payment, an accounting change requiring companies to recognize an expense in the Income Statement for stock options. Pentair has adopted using the modified retrospective approach, restating the first three quarters of 2005 to reflect an impact of $9.1 million after tax expense or ($0.09) of EPS. In the fourth quarter 2005, the impact was $2.9 million after tax expense or ($0.03) of EPS, for a full year EPS impact of ($0.12). Pentair’s reported fourth quarter 2005 and FY2005 results reflect the adoption of SFAS 123R. The reconciliation of the reported GAAP financial information to the non-GAAP financials excluding the adoption of SFAS 123R is provided on pages seven through 11 of this fourth quarter earnings announcement.
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According to Pentair Chairman and Chief Executive Officer, Randall J. Hogan, “In our first full year after the transformation of Pentair into a Water-led business, we met our strategic and financial goals of replacing the earnings of our former Tools Group, and added an additional 14 percent to EPS on top of that, excluding stock option expensing. In 2005, we achieved organic growth of approximately six percent, while achieving the highest profitability and return on invested capital in the last five years. We also met our Free Cash Flow goal with $201 million and exceeded our 100% conversion of net income goal for the fifth consecutive year.
“In addition to the operating and financial progress in the year, we accelerated our investments to drive growth and instill operating excellence throughout the Company,” Hogan said. “These activities included increasing R&D; adding international management, sales, engineering, sourcing and manufacturing talent; starting the implementation of a unified business system infrastructure in Europe; launching our Faradyne Motors joint venture with ITT Industries; and continuing to strengthen our global sourcing and operating competencies. In addition, through our disciplined M&A process, we examined a number of opportunities and completed two acquisitions that are consistent with our growth strategies. These actions lend confidence to our outlook for 2006 and, therefore, we are reaffirming our previous guidance for the full year 2006 of between $2.08 and $2.18, which includes the expensing of stock options. Further, we are expecting first quarter EPS of between $0.40 and $0.42.”
Water Group Fourth Quarter Comments
„	Sales of $517.8 million were up 10 percent over the same period last year, or approximately 11 percent excluding unfavorable foreign exchange. Sales in all markets grew by at least mid-single digits in local currencies, with the strongest growth occurring in pump and pool markets.
„	Pump sales grew in the high single digits, spurred by new products, and strong municipal and industrial pump demand, as well as by pricing actions. Water systems sales also gained in the mid-single digits.

„	Share gains, favorable weather conditions, and successful early buy programs bolstered pool and spa equipment sales in the quarter.

„	Filtration grew in the mid-single digits, experiencing continued strength in foodservice markets and strong sales related to desalination projects.

„	Pentair sales in Euros in European filtration markets were up in the high teens, supported by strength in Food and Beverage markets, while sales in European pool markets realized sales gains in the high single digits benefiting from early buy programs. Asian sales were up significantly as a result of the ramp-up of production at the Pentair Suzhou manufacturing facility in China.

„	New Water products were significant in driving sales. New pumps included a bulk chemical transfer pump; a drainer pump; a gas engine transfer pump; and new split case, solids handling, and centrifugal pumps. Pool products included new heat pumps, automation controls, lights, filters, chlorinators, pumps, and pool finishes. New filtration products included a new modular filtration system and a number of new OEM products.
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„	Excluding the impact of SOE, operating income of $56.8 million increased 16 percent over the same period last year driven by higher volumes, supply savings, and pricing, which were somewhat offset by materials inflation and our accelerated investments focused on growth, operating excellence, and international expansion. Excluding the impact of SOE, operating margins of 11.0 percent for the quarter expanded by 50 basis points over fourth quarter 2004 margins of 10.5 percent. Including the impact of SOE, operating income totaled $55.5 million, up 13 percent.

„	The integration of the water businesses continued on-track with $36 million of savings realized net of integration costs during 2005 against a total year goal of $30 million. These savings were somewhat offset by temporary operating inefficiencies related to product moves and plant consolidations undertaken to achieve future cost benefits, as well as investments made to support growth.

„	Investments for growth during the quarter included low-cost country engineering and sourcing, start-up of Eastern European manufacturing capability, increased infrastructure in China and Europe to support local market opportunities, filtration R&D innovation programs, and the Faradyne Motor joint venture, announced December 15, 2005.
Enclosures Group Fourth Quarter Comments
„	Sales of $214.3 million reflect an 18 percent gain over the same period last year. Excluding the impact of acquisitions and unfavorable foreign exchange, sales grew approximately 13 percent, significantly above the growth rate of the addressed markets. Enclosure sales grew in all markets in the fourth quarter, including Europe.
„	The strong sales performance was driven by share gains and pricing in the North American electrical market; new products and programs at Pentair Electronic Packaging and in Europe; and new customers in Asia.

„	The Group’s vertical market initiative drove growth in petrochemical, food & beverage, water & wastewater, and pharmaceutical markets.

„	Electronics sales grew in the fourth quarter, with the new Advanced Telecommunications Computing Architecture (ATCA) platform supporting OEM customers worldwide. The Enclosures Group has secured a leading market position in ATCA, and sales of this product family are expected to accelerate throughout 2006.
„	Excluding the impact of SOE, operating income of $30.7 million was 30 percent higher than the same period last year, setting a new record for quarterly operating income in the Enclosures Group. This performance resulted from higher volumes, supply savings, productivity improvements, and pricing, which more than offset material inflation. Including the impact of SOE, operating income totaled $30.0 million, up 26 percent.

„	Excluding the impact of SOE, Enclosures margins were 14.3 percent for the quarter, expanding by 130 basis points over the fourth quarter 2004. The fourth quarter 2005 represents the Group’s 16th consecutive quarter of sequential margin improvement. Including the impact of SOE margins were 14.0 percent, up 100 basis points.

„	The Thermal Management businesses acquired on December 1, 2005 are included in Pentair’s financials for one month. Integration activities are off to a fast start with supplier negotiations, lean enterprise training, and kaizen events conducted in the first week after closing.
A Pentair conference call scheduled for 11:00 a.m. CST today will be webcast live via http://www.pentair.com. A link to the conference call is posted on the site’s “Financial Information” page and will be archived at the same location.
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About Pentair, Inc.
Pentair (www.pentair.com) is a diversified operating company headquartered in Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Enclosures Group is a leader in the global enclosures market, designing and manufacturing standard, modified, and custom enclosures that house and protect sensitive electronics and electrical components. With 2005 revenues of $2.95 billion, Pentair employs approximately 15,000 people worldwide.
Non-GAAP Financial Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this news release, the Company has provided information as if it had not adopted SFAS 123R during 2005 on a modified retrospective basis back to January 1, 2005 (non-GAAP financial measures). The adoption of SFAS 123R requires companies to recognize an expense in the Income Statement for stock options. Management believes presenting its financial information excluding stock option expensing is useful to both management and investors in comparing 2004 to 2005 because the GAAP results for 2005 include stock option expense on a fair value basis, but the results for 2004 do not. The financial information excluding stock option expensing should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, financial information excluding stock option expensing, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as continued economic growth; the ability to integrate acquisitions successfully and the risk that expected synergies may not be fully realized or may take longer to realize than expected; foreign currency effects; retail and industrial demand; product introductions; and pricing and other competitive pressures. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.

Pentair Contacts:
Rachael Jarosh	Mark Cain
Communications	Investor Relations
Tel.: (763) 656-5280	Tel.: (763) 656-5278
E-mail: rachael.jarosh@pentair.com	E-mail: mark.cain@pentair.com
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Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Year ended
	December 31	December 31	December 31	December 31
In thousands, except per-share data	2005	2004	2005	2004

Net sales	$732,113	$651,476	$2,946,579	$2,278,129
Cost of goods sold	524,304	468,274	2,098,558	1,623,419

Gross profit	207,809	183,202	848,021	654,710
% of net sales	28.4%	28.1%	28.8%	28.7%

Selling, general and administrative	128,002	111,221	478,907	376,015
% of net sales	17.5%	17.1%	16.2%	16.5%

Research and development	12,935	9,932	46,042	31,453
% of net sales	1.8%	1.5%	1.6%	1.4%

Operating income	66,872	62,049	323,072	247,242
% of net sales	9.1%	9.5%	11.0%	10.9%

Gain on sale of investment	236	—	5,435	—
Net interest expense	11,263	10,892	44,989	37,210
% of net sales	1.5%	1.7%	1.5%	1.6%

Income from continuing operations before income taxes	55,845	51,157	283,518	210,032
% of net sales	7.6%	7.9%	9.6%	9.2%

Provision for income taxes	16,889	17,460	98,469	73,008
Effective tax rate	30.2%	34.1%	34.7%	34.8%

Income from continuing operations	38,956	33,697	185,049	137,024
Income from discontinued operations, net of tax	—	—	—	40,248
Loss on disposal of discontinued operations, net of tax	—	(6,047)	—	(6,047)

Net income	$38,956	$27,650	$185,049	$171,225

Earnings per common share
Basic
Continuing operations	$0.39	$0.34	$1.84	$1.38
Discontinued operations	—	(0.07)	—	0.34

Basic earnings per common share	$0.39	$0.27	$1.84	$1.72

Diluted
Continuing operations	$0.38	$0.33	$1.80	$1.35
Discontinued operations	—	(0.07)	—	0.33

Diluted earnings per common share	$0.38	$0.26	$1.80	$1.68

Weighted average common shares outstanding
Basic	100,605	100,014	100,665	99,316
Diluted	102,314	102,541	102,618	101,706

Cash dividends declared per common share	$0.13	$0.11	$0.52	$0.43

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31	December 31
In thousands	2005	2004

Assets
Current assets
Cash and cash equivalents	$48,500	$31,495
Accounts and notes receivable, net	423,847	396,459
Inventories	349,312	323,676
Deferred tax assets	49,933	49,074
Prepaid expenses and other current assets	24,394	24,433

Total current assets	895,986	825,137

Property, plant and equipment, net	311,839	336,302

Other assets
Non-current assets of discontinued operations	—	393
Goodwill	1,718,207	1,620,404
Intangibles, net	266,533	258,126
Other	62,152	80,213

Total other assets	2,046,892	1,959,136

Total assets	$3,254,717	$3,120,575

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$4,137	$11,957
Accounts payable	207,320	195,289
Employee compensation and benefits	95,552	104,821
Accrued product claims and warranties	43,551	42,524
Current liabilities of discontinued operations	192	192
Income taxes	18,464	27,395
Accrued rebates and sales incentives	45,374	41,618
Other current liabilities	111,026	103,083

Total current liabilities	525,616	526,879

Long-term debt	748,477	724,148
Pension and other retirement compensation	152,780	135,356
Post-retirement medical and other benefits	73,949	69,667
Deferred tax liabilities	125,801	142,873
Other non-current liabilities	70,455	70,804
Non-current liabilities of discontinued operations	2,029	3,054

Total liabilities	1,699,107	1,672,781

Shareholders’ equity	1,555,610	1,447,794

Total liabilities and shareholders’ equity	$3,254,717	$3,120,575

Days sales in accounts receivable (13 month moving average)	54	52
Days inventory on hand (13 month moving average)	70	62
Days in accounts payable (13 month moving average)	56	57
Debt/total capital	32.6%	33.7%

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year ended
	December 31	December 31
In thousands	2005	2004

Operating activities
Net income	$185,049	$171,225
Adjustments to reconcile net income to net cash provided by operating activities
Net income from discontinued operations	—	(40,248)
Loss on disposal of discontinued operations		6,047
Depreciation	56,565	47,063
Amortization	15,995	7,501
Deferred income taxes	5,360	16,736
Stock compensation	24,186	6,345
Excess tax benefits from stock-based compensation	(8,676)	—
Gain on sale of investment	(5,435)	—
Changes in assets and liabilities, net of effects of business acquisitions and Dispositions
Accounts and notes receivable	(20,527)	26,918
Inventories	(19,201)	(51,996)
Prepaid expenses and other current assets	(452)	2,176
Accounts payable	6,629	17,274
Employee compensation and benefits	(21,394)	4,596
Accrued product claims and warranties	(1,099)	2,993
Income taxes	11,302	6,352
Other current liabilities	4,609	8,879
Pension and post-retirement benefits	16,512	11,508
Other assets and liabilities	(2,114)	6,794

Net cash provided by continuing operations	247,309	250,163
Net cash (used for) provided by operating activities of discontinued operations	(632)	13,928

Net cash provided by operating activities	246,677	264,091

Investing activities
Capital expenditures	(62,471)	(48,867)
Proceeds from sale of property and equipment	17,111	—
Acquisitions, net of cash acquired	(150,534)	(869,155)
Divestitures	(10,155)	773,399
Proceeds from sale of investment	23,835	—
Other	(2,071)	60

Net cash used for investing activities	(184,285)	(144,563)

Financing activities
Net short-term borrowings	—	(4,162)
Proceeds from long-term debt	875,746	343,316
Repayment of long-term debt	(856,845)	(440,518)
Excess tax benefits from stock-based compensation	8,676	—
Proceeds from exercise of stock options	8,380	10,862
Repurchases of common stock	(25,000)	(4,200)
Dividends paid	(53,134)	(43,128)

Net cash used for financing activities	(42,177)	(137,830)

Effect of exchange rate changes on cash	(3,210)	1,808

Change in cash and cash equivalents	17,005	(16,494)
Cash and cash equivalents, beginning of period	31,495	47,989

Cash and cash equivalents, end of period	$48,500	$31,495

Free cash flow
Net cash provided by operating activities	$246,677	$264,091
Less capital expenditures	(62,471)	(48,867)
Proceeds from sale of property and equipment	17,111	—

Free cash flow	$201,317	$215,224

Excess tax benefits from stock-based compensation	8,676	—

Free cash flow excluding stock option expensing	$209,993	$215,224

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment for 2005 (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Fourth Qtr	Year
In thousands	2005	2005	2005	2005	2005

Net sales to external customers
Water	$512,088	$585,657	$515,945	$517,815	$2,131,505
Enclosures	197,547	202,866	200,363	214,298	815,074

Consolidated	$709,635	$788,523	$716,308	$732,113	$2,946,579

Intersegment sales
Water	$22	$187	$280	$(341)	$148
Enclosures	402	630	407	770	2,209
Other	(424)	(817)	(687)	(429)	(2,357)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water	$60,487	$92,167	$58,964	$55,520	$267,138
Enclosures	25,172	26,325	27,778	29,954	109,229
Other	(13,573)	(11,258)	(9,862)	(18,602)	(53,295)

Consolidated	$72,086	$107,234	$76,880	$66,872	$323,072

Operating income as a percent of net sales
Water	11.8%	15.7%	11.4%	10.7%	12.5%
Enclosures	12.7%	13.0%	13.9%	14.0%	13.4%
Consolidated	10.2%	13.6%	10.7%	9.1%	11.0%

Operating income (loss) excluding impact of SFAS 123R adoption[1]
Water	$61,803	$93,481	$60,278	$56,834	$272,396
Enclosures	25,926	27,078	28,531	30,707	112,242
Other	(11,356)	(9,082)	(8,033)	(16,707)	(45,178)

Consolidated	$76,373	$111,477	$80,776	$70,834	$339,460

Operating income as a percent of net sales excluding impact of SFAS 123R adoption[1]
Water	12.1%	16.0%	11.7%	11.0%	12.8%
Enclosures	13.1%	13.3%	14.2%	14.3%	13.8%
Consolidated	10.8%	14.1%	11.3%	9.7%	11.5%
[1] The Company adopted SFAS 123R in December 2005 using the modified retrospective method back to January 1, 2005. In connection with the adoption, the expense as disclosed in the first three quarters related to stock-based compensation was corrected for immaterial errors. The corrections resulted in no change to the quarterly EPS impact of stock option expensing.

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment for 2004 (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Fourth Qtr	Year
In thousands	2004	2004	2004	2004	2004

Net sales to external customers
Water	$313,981	$353,316	$426,670	$469,427	$1,563,394
Enclosures	174,472	177,117	181,097	182,049	714,735

Consolidated	$488,453	$530,433	$607,767	$651,476	$2,278,129

Intersegment sales
Water	$21	$29	$26	$42	$118
Enclosures	332	986	3	140	1,461
Other	(353)	(1,015)	(29)	(182)	(1,579)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water	$41,547	$59,253	$47,410	$49,100	$197,310
Enclosures	19,354	21,590	23,211	23,689	87,844
Other	(10,791)	(9,860)	(6,521)	(10,740)	(37,912)

Consolidated	$50,110	$70,983	$64,100	$62,049	$247,242

Operating income as a percent of net sales
Water	13.2%	16.8%	11.1%	10.5%	12.6%
Enclosures	11.1%	12.2%	12.8%	13.0%	12.3%
Consolidated	10.3%	13.4%	10.5%	9.5%	10.9%

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” three months ended December 31, 2005 to the “Adjusted” non-GAAP excluding the effect of SFAS 123R adoption (Unaudited)

	Three months ended
	As Reported		Adjusted	As Reported
	December 31	SFAS 123R	December 31	December 31
In thousands, except per-share data	2005		2005	2004

Net sales	$732,113	$—	$732,113	$651,476
Cost of goods sold	524,304	—	524,304	468,274

Gross profit	207,809	—	207,809	183,202
% of net sales	28.4%		28.4%	28.1%

Selling, general and administrative	128,002	(3,962)	124,040	111,221
% of net sales	17.5%		16.9%	17.1%

Research and development	12,935	—	12,935	9,932
% of net sales	1.8%		1.8%	1.5%

Operating income	66,872	3,962	70,834	62,049
% of net sales	9.1%		9.7%	9.5%

Gain on sale of investment	236	—	236	—
Net interest expense	11,263	—	11,263	10,892
% of net sales	1.5%		1.5%	1.7%

Income from continuing operations before income taxes	55,845	3,962	59,807	51,157
% of net sales	7.6%		8.2%	7.9%

Provision for income taxes	16,889	1,073	17,962	17,460
Effective tax rate	30.2%	27.1%	30.0%	34.1%

Income from continuing operations	38,956	2,889	41,845	33,697

Income from discontinued operations, net of tax	—	—	—	—
Loss on disposal of discontinued operations, net of tax	—	—	—	(6,047)

Net income	$38,956	$2,889	$41,845	$27,650

Earnings per common share
Basic
Continuing operations	$0.39	$0.03	$0.42	$0.34
Discontinued operations	—	—	—	(0.07)

Basic earnings per common share	$0.39	$0.03	$0.42	$0.27

Diluted
Continuing operations	$0.38	$0.03	$0.41	$0.33
Discontinued operations	—	—	—	(0.07)

Diluted earnings per common share	$0.38	$0.03	$0.41	$0.26

Weighted average common shares outstanding
Basic	100,605	—	100,605	100,014
Diluted	102,314	52	102,366	102,541

Cash dividends declared per common share	$0.13	$—	$0.13	$0.11

Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2005 to the “Adjusted” non-GAAP excluding the effect of SFAS 123R adoption (Unaudited)

	Year ended
	As Reported		Adjusted	As Reported
	December 31	SFAS 123R	December 31	December 31
In thousands, except per-share data	2005		2005	2004

Net sales	$2,946,579	$—	$2,946,579	$2,278,129
Cost of goods sold	2,098,558	—	2,098,558	1,623,419

Gross profit	848,021	—	848,021	654,710
% of net sales	28.8%		28.8%	28.7%

Selling, general and administrative	478,907	(16,388)	462,519	376,015
% of net sales	16.2%		15.7%	16.5%

Research and development	46,042	—	46,042	31,453
% of net sales	1.6%		1.6%	1.4%

Operating income	323,072	16,388	339,460	247,242
% of net sales	11.0%		11.5%	10.9%

Gain on sale of investment	5,435	—	5,435	—
Net interest expense	44,989	—	44,989	37,210
% of net sales	1.5%		1.5%	1.6%

Income from continuing operations before income taxes	283,518	16,387	299,906	210,032
% of net sales	9.6%		10.2%	9.2%

Provision for income taxes	98,469	4,389	102,949	73,008
Effective tax rate	34.7%	26.8%	34.3%	34.8%

Income from continuing operations	185,049	11,999	196,957	137,024

Income from discontinued operations, net of tax	—	—	—	40,248
Loss on disposal of discontinued operations, net of tax	—	—	—	(6,047)

Net income	$185,049	$11,999	$196,957	$171,225

Earnings per common share
Basic
Continuing operations	$1.84	$0.12	$1.96	$1.38
Discontinued operations	—	—	—	0.34

Basic earnings per common share	$1.84	$0.12	$1.96	$1.72

Diluted
Continuing operations	$1.80	$0.12	$1.92	$1.35
Discontinued operations	—	—	—	0.33

Diluted earnings per common share	$1.80	$0.12	$1.92	$1.68

Weighted average common shares outstanding
Basic	100,665	—	100,665	99,316
Diluted	102,618	144	102,762	101,706

Cash dividends declared per common share	$0.52	$—	$0.52	$0.43
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